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                                                                       Exhibit 1

                    KEMPER GLOBAL/INTERNATIONAL SERIES, INC.
                            ARTICLES OF INCORPORATION

First: The undersigned, Kenneth B. Abel, whose post office address is c/o Ober, Kaler, Grimes & Shriver, 120 E. Baltimore Street, Baltimore, Maryland 21220-1643, being at least eighteen years of age, does hereby form a corporation under and by virtue of the general laws of the State of Maryland.

Second: Name.

      The name of the corporation (which is hereinafter called the "Corporation"), is KEMPER GLOBAL/INTERNATIONAL SERIES, INC.

Third: Corporate Purposes.

      The purpose or purposes for which the Corporation is formed is to act as an investment company under the federal Investment Company Act of 1940, as amended and as may be further amended from time to time (the "Investment Company Act of 1940") and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law, as amended from time to time (the "Maryland General Corporation Law"). The Corporation shall exercise and enjoy all such powers, rights and privileges to the extent not inconsistent with these Articles of Incorporation.

Fourth: Principal Office Address and Resident Agent.

      The post office address of the principal office of the Corporation in the State of Maryland is:

               c/o The Corporation Trust Incorporated
               32 South Street
               Baltimore, Maryland 21202

      The name and post office address of the resident agent of the Corporation in the State of Maryland is:

               The Corporation Trust Incorporated
               32 South Street
               Baltimore, Maryland 21202

      Such resident agent is a Maryland corporation.

Fifth: Capital Stock.

      (1) Authorized Shares. The total number of shares of all classes and series of capital stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares with a par value of One-Tenth of One Cent ($0.001) per share, such shares having an aggregate par value of Five Hundred Thousand Dollars ($500,000). Initially, all 500,000,000 of such shares of capital stock shall be divided into five (5) series of 100,000,000 shares each, as follows:

Name of Series                            Number of Shares Initially allocated

Kemper Global Blue Chip Fund              100,000,000
Kemper International Growth and
  Income Fund                             100,000,000
Kemper Emerging Markets Income Fund       100,000,000
Kemper Emerging Markets Growth Fund       100,000,000
Kemper Latin America Fund                 100,000,000

      (2) Authorization of Stock Issuance. The Board of Directors may authorize the issuance and sale of capital stock of this Corporation, including stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of capital stock, including stock of any class or series, whether now or hereafter authorized, from time to time in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall

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determine, subject to any limits required by then applicable law. All shares shall be issued on a fully paid and non-assessable basis.

      All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as each may be amended, supplemented and/or restated from time to time.

      (3) Fractional Shares. The Corporation may issue and sell fractional shares. Any fractional share shall carry proportionately the rights of a whole share, including without limitation the right to vote and the right to receive dividends.

      (4) Power to Classify. The Board of Directors may classify and reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemptions of such shares of stock. In addition, the Board of Directors may increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references herein to capital stock shall apply without discrimination to the shares of each class or series of stock.

      (5) Series-General. The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class or series of stock of the Corporation shall be as follows, unless otherwise provided in Articles Supplementary hereto:

      (a) Assets Belonging to Class. All consideration received by the Corporation for the issue or sale of stock of a particular class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class or series for all purposes, and shall be so recorded on the books of account of the Corporation. Any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily attributable to a particular class or series shall be allocated to and among any one or more series or classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable, and items so allocated to a particular series or class shall belong to that series or class. Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

      (b) Liabilities Belonging to Class. The assets belonging to each class or series shall be charged with the liabilities of the Corporation in respect of that class or series and with all expenses, costs, charges and reserves attributable to that class or series and shall be so recorded on the books of account of the Corporation. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged to and among any one or more of the classes or series in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable, and any items so allocated to a particular class or series shall be charged to, and shall be a liability belonging to, that class or series. Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

      (c) Income. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, to determine which items shall be treated as income and which items shall be treated as capital. Each such determination shall be conclusive and binding. "Income belonging to" a class or series includes all income, earnings and profits derived from assets belonging to that class or series, less any expenses, costs, charges or reserves belonging to that class or series, for the relevant time period.

      (d) Dividends and Distributions. Dividends and distributions on shares of a particular class or series may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class or series.

      All dividends on shares of a particular class or series shall be paid only out of the income belonging to that class or series and capital gains distributions on shares of the class or series shall be only out of the capital gains belonging to the class or series. All dividends and distributions on shares of a particular class or series shall be distributed pro rata to the stockholders of that class or series in proportion to the number of shares of that class or series held by such stockholders at the date and time


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of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

      The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation or a class or series thereof to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to reduce or eliminate liability of the Corporation or the class or series for taxes, including federal income and excise taxes, but nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company or to reduce or eliminate liability of the Corporation or the class or series for any such taxes.

      Dividends and distributions may be paid in cash, property or shares of the same or another series or class, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time.

      (e) Liquidation. At any time that there are no shares outstanding for a particular class or series, the Board of Directors may liquidate such class or series in accordance with applicable law. In the event of the liquidation or dissolution of the Corporation, or of a class or series thereof when there are shares outstanding of the Corporation or of such class or series, as applicable, the stockholders of such, or of each, class or series, as applicable, shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets of that class or series over the liabilities of that class or series, determined as provided herein and including assets and liabilities allocated pursuant to sections (5)(a) and (5)(b) of this Article Fifth. Any such excess amounts will be distributed to each stockholder of the applicable class or series in proportion to the number of outstanding shares of that class or series held by that stockholder and recorded on the books of the Corporation. Subject to the requirements of applicable law, liquidation or dissolution of a class or series may be accomplished by distribution of assets to stockholders of that class or series as provided herein, by the transfer of assets of that class or series to another class or series of the Corporation, by the exchange of shares of that class or series for shares of another class or series of the Corporation, or in any other legal manner.

      (f) Voting Rights. On each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class, provided that (i) when the Maryland General Corporation Law or the Investment Company Act of 1940 requires that a class or series vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected classes or series; (ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one ore more classes or series, then, subject to (iii) below, the shares of all other classes or series shall vote as a single class and (iii) as to any matter, which, in the judgment of the Board of Directors (which shall be conclusive and binding for all purposes), does not affect the interests of a particular class or series, such class or series shall not be entitled to any vote, and only the stockholders of the affected classes or series shall be entitled to vote.

      (g) Redemption of Shares.

      (i) The Board of Directors shall authorize the Corporation to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the Board of Directors may determine, to permit each holder of shares of capital stock of the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the applicable redemption price of such shares, determined in accordance with procedures established by the Board of Directors of the Corporation from time to time in accordance with applicable law.

      (ii) Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem stock owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to (1) failure to provide the Corporation with a tax identification number and (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the


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Corporation, such redemption to be effected at such a price, at such time and subject to such conditions as may be required or permitted by applicable law.

      (iii) Payment for redeemed stock shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially in securities or other property or assets. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

      (iv) All rights of a stockholder with respect to a share redeemed, including the right to receive dividends and distributions with respect to such share, shall cease as of the time at which the redemption price is to be paid, except the right of such stockholder to receive payment for such shares as provided herein.

      (v) Notwithstanding any other provisions of this Article, the Board of Directors may suspend the right of stockholders of any or all classes or series of shares to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the Investment Company Act of 1940, and the rules, regulations and orders issued thereunder. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its discretion, shall deem reasonable, such determination to be conclusive.

      (vi) Shares of any class or series which have been redeemed shall constitute authorized but unissued shares, subject to classification and reclassification.

      (h) Conversion and Exchange. Subject to compliance with the requirements of the Investment Company Act of 1940, and the Maryland General Corporation Law, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to convert or exchange said shares into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

      (6) Certificateless Shares. Subject to the requirements of the Maryland General Corporation Law, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates and may establish such conditions as it may determine in connection with the issuance of certificates.

      (7) Non-cash Consideration. For any corporate purpose, such as in connection with the acquisition of all or substantially all the assets or stock of another investment company or investment trust, the Board of Directors may issue or cause to be issued shares of capital stock of the Corporation and accept in payment therefor, in lieu of cash, assets or other property, either with or without adjustment for contingent costs or liabilities, provided such assets or other property are of the character in which the Corporation is permitted to invest.

      (8) Repurchase of Shares. The Board may by resolution from time to time authorize the Corporation to purchase or otherwise acquire, directly or through an agent, shares of any class or series of its outstanding stock upon such terms and conditions and for such consideration as permitted by applicable law and determined to be reasonable by the Board of Directors and to take all other steps deemed necessary in connection therewith. Shares so purchased or acquired shall have the status of authorized but unissued shares, subject to classification and reclassification.

Sixth: Board of Directors.

      The number of directors of the Corporation shall be three (3), or such other number as may from time to time be fixed in the manner provided in the By-laws of the Corporation, provided that the number of directors shall not be less than the minimum number required under the Maryland General Corporation Law. The names of the directors who shall act until their successors are duly elected and qualified are as follows:

                                 Mark S. Casady
                                 Daniel Pierce
                                 Kathryn L. Quirk

      (1) Removal of Directors. Subject to the limits of the Investment Company Act of 1940 and unless otherwise provided by the By-laws, a director may be removed with or without cause, by the affirmative vote of a majority of (a) the Board of Directors, (b) a committee of the Board of Directors


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appointed for such purpose, or (c) the stockholders by vote of a majority of the votes entitled to be cast for the election of directors.

      (2) Powers of Directors. In addition to any powers conferred herein or in the By-laws, the Board of Directors may, subject to any express limitations contained in the Corporation's Charter or in the By-laws, exercise the full extent of powers conferred by the Maryland General Corporation Law or other applicable law upon corporations or directors thereof, and the enumeration and definition of particular powers herein or in the By-laws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

      (a) to make, alter, amend or repeal from time to time the By-laws of the Corporation except as otherwise provided by the By-laws, or required by the Investment Company Act of 1940.

      (b) subject to requirements of the Investment Company Act of 1940, to authorize the Corporation to enter into contracts. Such contracts may be for any lawful purpose, whether or not such purpose involves delegating functions normally performed by the Board of Directors, including, but not limited to, the provision of investment management for the Corporation's investment portfolio, the distribution of securities issued by the Corporation, the administration of the Corporation's affairs, the provision of transfer agent services with respect to the Corporation's shares of capital stock, and the custody of the Corporation's assets. Any party (including its associates) may be retained in multiple capacities pursuant to one or more contracts and may also perform services, including similar or identical services, for others, including other investment companies. Subject to the requirements of applicable law, such contracts may provide for compensation to be paid by the Corporation in such amounts, including payments of multiple amounts for parties (including their affiliates) acting in multiple capacities, as the Board of Directors shall determine in its discretion to be proper and reasonable.

      (c) to authorize from time to time the payment of compensation and expenses to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and committees thereof.

      (d) subject to the requirements of applicable law, to establish, in its absolute discretion, the basis or method, timing and frequency for determining the value of assets belonging to each class or series and for determining the net asset value of each share of each class or series for purposes of sales, redemptions, repurchases or otherwise.

      Without limiting the foregoing, the Board of Directors may determine that the net asset value per share of any class or series should be maintained at a designated constant value and may adopt procedures, not inconsistent with applicable law, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to the particular class or series from time to time, for automatic pro rata capital contributions from each stockholder of that class or series in amounts sufficient to maintain the designated constant share value.

      (e) to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

      (f) to make such elections, in its discretion, as to the tax status of the Corporation or any series or class of the Corporation's capital stock as may be permitted or required by the Internal Revenue Code of 1986, as amended, without the vote of stockholders of any series or class.

      (3) Determination by Board of Directors. Any determination made in good faith and, in the case of accounting matters, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, shall be final and shall be binding upon the Corporation and upon all stockholders, past, present and future, of each class and series.

      Seventh: Reservation of Right to Amend.

      The Corporation reserves the right to adopt from time to time any amendment to its Charter, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding capital stock.


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      Eighth: Contracts.

      The Corporation may enter into any contract with any corporation, firm, partnership, trust or association, although one or more of the Directors, officers or stockholders of the Corporation may be an officer, director, partner, trustee, stockholder or member of, or have an interest in, such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship or interest, nor shall any person holding such relationship be liable merely by reason of such relationship or interest for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair to the Corporation.

      Ninth: Liability and Indemnification.

      To the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act of 1940, no director or officer of the Corporation shall be personally liable to the Corporation or to its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation, whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. No amendment to the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors or former directors or officers or former officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

      The Corporation, including its successors and assigns, shall indemnify its directors, officers and former officers, and make advance payment of related expenses, to the fullest extent permitted, and in accordance with the procedures required by Maryland law, including Section 2-418 of the Maryland General Corporation Law, as may be amended from time to time, and the Investment Company Act of 1940. The By-laws may provide that the Corporation shall indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any current or former director, officer, employee or agent may otherwise be entitled. For purposes of this provision, the word "director" shall have the meaning ascribed to that word by Section 2-418. No amendment to the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the protection afforded by this provision to a director or officer or former officer with respect to any act or omission that occurred prior to such amendment or repeal.

      The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability.

      The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment to the Charter of the Corporation shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

      Nothing in the Charter of the Corporation shall be deemed to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, or of any valid rule, regulation or order of the Securities and Exchange Commission under those acts.

      Tenth: Stockholders.

      (1) Meetings of Stockholders. Unless an election of directors is required by the Investment Company Act of 1940, the Corporation shall not be required to hold an annual meeting of stockholders in any year.

      (2) Inspection of Records. Stockholders of the Corporation shall have only such rights to inspect and copy the records, documents, accounts and books of the Corporation and to request statements regarding its affairs as are provided by the Maryland General Corporation Law, subject to such reasonable regulation, not contrary to the Maryland General Corporation Law, as the Board of Directors may from time to time adopt regarding the conditions and limits of such rights.

      (3) No Liability. The stockholders of the Corporation shall not be liable for, and their private property shall not be subject to, claim, levy or other encumbrance on account of the debts or liabilities of the Corporation, to any extent whatsoever.


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      (4) Owner of Record. The Corporation shall be entitled to treat the person in whose name any share of the capital stock of the Corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, sale of the property and assets of the Corporation, or otherwise, and for the purpose of votes, approvals and consents by stockholders and for the purpose of notices to stockholders, and for all other purposes whatsoever; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share, on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by law.

      (5) Quorum. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote thereat, without regard to class, shall constitute a quorum at any meeting of the stockholders, except as otherwise required by applicable law, and except that where the holders of shares of any class or series are entitled to a separate vote as a class or series (a "Separate Class"), or where the holders of shares of two or more (but not all) classes or series are required to vote as a single class or series (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the shares of that Separate Class or Combined Class, as the case may be, entitled to vote thereat, shall constitute a quorum for such vote. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.

      (6) Notwithstanding any provision of the Maryland General Corporation Law requiring for any purpose a proportion greater than a majority of the votes of all classes or series, or greater than a majority of votes of a particular class or series entitled to vote separately, or greater than a majority of votes of two or more (but not all) classes or series entitled to vote as a single class or series, the affirmative vote of the holders of a majority of the total number of votes of all classes or series, or of a class or classes or series of the Corporation, as applicable, outstanding and entitled to vote under such circumstances, shall be effective for such purpose, except to the extent otherwise required by the Investment Company Act of 1940 and rules thereunder.

      Eleventh: Master Feeder Structure.

      The Corporation shall be empowered to transfer some or all of its assets to any entity or entities of which all of the equity interests are owned by the Corporation at the time of transfer for the purpose of creating a master feeder or similar structure in accordance with the Investment company Act of 1940, the precise structure of such transfer of assets to be determined by action of the Corporation's Board of Directors as constituted at the time such Board of Directors deems such transfer to be advisable.


IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 1st day of October, 1997, and acknowledge the same to be my act.

                                    ____________________________________
                                    Kenneth B. Abel


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